================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM F-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                        CORDIANT COMMUNICATIONS GROUP PLC
             (Exact name of registrant as specified in its charter)

                                 Not Applicable
                 (Translation of Registrant's name into English)

           England                                    121-141 Westbourne Terrace                                  Not Applicable
  (State or other jurisdiction                          London W2 6JR, England                                   (I.R.S. Employer
of incorporation or organization)                         011-44-207-262-4343                                 Identification Number)
                                            (Address, including zip code, and telephone number,
                                       including area code, of registrant's principal executive offices)

                           ---------------------------
                            Michael J. Kopcsak, Esq.
                               Gould & Wilkie LLP
                            One Chase Manhattan Plaza
                               New York, NY 10005
                                 (212) 344-5680
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Timothy B. Goodell, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                           ---------------------------
        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
         TITLE OF SECURITIES               AMOUNT TO      PROPOSED MAXIMUM AGGREGATE      PROPOSED MAXIMUM            AMOUNT OF
          TO BE REGISTERED               BE REGISTERED       PRICE PER SHARE(1)(2)       AGGREGATE OFFERING      REGISTRATION FEE(2)
                                                                                              PRICE(1)
------------------------------------------------------------------------------------------------------------------------------------
   Ordinary Shares, 50p Par Value         73,412,623                 $5.09                $373,899,665.52            $98,709.51
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rule 457 of the Securities Act of 1933.

(2) Based on average of the high and low prices of the ordinary shares reported on the New York Stock Exchange, Inc. on September 7, 2000.

                             ----------------------
      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                        CORDIANT COMMUNICATIONS GROUP PLC

         This prospectus relates to an offering of up to 73,412,623 Ordinary Shares of Cordiant Communication Group plc, a corporation incorporated under the laws of England. The Ordinary Shares of 50p each, which we refer to as the Shares, may be offered for sale from time to time by the selling shareholders listed on page 5. We will not receive any of the proceeds from the sale of the Shares.

         The Shares are listed on the New York Stock Exchange, Inc. (in the form of American Depositary Shares, each of which represents five Shares) under the symbol "CDA" and are quoted on the London Stock Exchange under the symbol "CRI." On September 13, 2000, the last reported sale price for an American Depositary Share on the New York Stock Exchange, Inc. was $24.13 and for a Share on the London Stock Exchange was 342p.

         The selling shareholders may elect, during a period beginning September 7 and ending November 24, 2000, to sell the Shares they beneficially own through a coordinated marketing operation known as a book build. The book build will consist of UBS Warburg, a business group of UBS AG as lead manager and Lazard Freres & Co. LLC as joint lead manager, accumulating market demand for the Shares over a specified period of time, at the end of which, assuming the effort has been successful, a price would be set for the Shares in the book build and all or some of the Shares placed in the book build will be sold.

         In addition, we have been advised by the selling shareholders that they may sell all or a portion of the Shares from time to time on The London Stock Exchange plc or The New York Stock Exchange, Inc., assuming the Shares are deposited with the Depositary and the selling shareholders are issued American Depositary Receipts. The selling shareholders may also make private sales of Shares to purchasers directly. Alternatively, they may from time to time offer the Shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions.

         Investing in the Shares involves risks. See "Risk Factors" beginning on page 1 of this prospectus for a discussion of factors you should consider before you buy Shares.


                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ---------------------

                The date of this prospectus is September 25, 2000

                                TABLE OF CONTENTS






ABOUT THIS PROSPECTUS..........................................................1


RISK FACTORS...................................................................1


FORWARD-LOOKING STATEMENTS.....................................................3


THE COMPANY....................................................................3


USE OF PROCEEDS................................................................4


THE SELLING SHAREHOLDERS.......................................................4


PLAN OF DISTRIBUTION...........................................................9


LEGAL MATTERS.................................................................13


EXPERTS.......................................................................13


WHERE YOU CAN FIND MORE INFORMATION...........................................14


INCORPORATION OF DOCUMENTS BY REFERENCE.......................................14

                              ABOUT THIS PROSPECTUS


         This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this process, the selling shareholders may, from time to time, sell up to 73,412,623 Shares in one or more offerings. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. Statements included in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and you should refer to that agreement or document for a complete description of these matters. You should read both this prospectus and any prospectus supplement, together with the additional information described in this prospectus under the heading "Where You Can Find More Information."

         In this prospectus, "Cordiant," "the Group," "CCG," "we," "our" and "us" refer to Cordiant Communications Group plc and its subsidiaries (unless the context otherwise requires).


                                  RISK FACTORS

         If you purchase our Shares, you will take on a financial risk. In deciding whether to invest, you should carefully consider the following factors, the information contained in this prospectus and the other information to which we have referred you. Additional risks and uncertainties not presently known to us or that we currently consider not material may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Shares could decline, and you may lose all or part of your investment.


We may face hurdles with respect to management of growth and acquisition risks.

         Our continuing growth will depend on a number of factors, including our ability to:

         o maintain the high quality of the services we provide to clients;

         o increase the number of services we provide to existing clients;

         o recruit, motivate and retain highly skilled creative, technical and marketing personnel in the highly competitive market for qualified personnel in the marketing and communications industry; and

         o grow through the acquisition of other communications businesses in an environment of increased competition for acquisition candidates.

         There can be no assurance that we will be able to successfully achieve all or any of these strategies for growth.

We will be dependent on certain key clients.

         Our revenues are dependent upon the advertising, sales and marketing expenditures of a number of key clients. Our five largest clients are expected to account for approximately 22 per cent of Our combined revenues. These major clients may reassess their relationship with us and may move their advertising and communications assignments to other advertising, marketing or communications companies. Our results of operations could be materially adversely affected by the loss of one or more of our major clients.

We may forego potential revenues due to client conflicts of interest.

         Client conflicts of interest are inherent in the advertising and marketing and communications industries due to the proprietary nature of such clients' products. Our ability to retain existing clients and to compete for new clients and assignments will be limited by our general practice, and the practice followed by many of our competitors, of not representing clients with competing product lines. In addition, we may be contractually precluded from representing companies with competing products. As a result, we may not be retained by existing, new or potential clients with respect to certain products if we provide marketing or communications services for competing products.

We may face increased competition and increasing industry consolidation.

         The marketing and communications industry is highly competitive. We will compete with other marketing and communications firms, including international and local full-service and specialized marketing and communications firms and other contract sales and marketing organizations. A number of our competitors will have substantially greater financial resources, personnel and facilities than us. In addition, if the current trend toward consolidation continues, we may face greater competition for clients. Although we believe that we will be able to compete on the basis of the quality of our creative product, service, reputation and personal relationships with clients, there can be no assurance that we will be able to maintain our competitive position in the industry.

We will be dependent on key personnel.

         We will be dependent on the efforts and abilities of our senior management and senior creative personnel. The loss of the services of any of these key employees could have a material adverse effect on us. In addition, while a number of our executive officers have entered into employment agreements and confidentiality and non-solicitation agreements, there is no assurance that we would be able to retain the services of such individuals or prevent the unauthorized disclosure or use of our knowledge, practices, procedures or client lists.


                           FORWARD-LOOKING STATEMENTS

         This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements relating to trends in the advertising and marketing services industry, particularly with respect to anticipated advertising expenditures in the world's advertising markets. Actual advertising expenditures may differ materially from the estimates contained in the forward-looking statements depending on, among other things, regional, national and international political and economic conditions, technological changes, the availability of media and regulatory regimes in the world's advertising markets. Additionally, some of the forward-looking statements may relate to our performance. Our actual results could differ materially from those anticipated, depending on, among other things, gains to or losses from its client base, the amount of revenue derived from clients, our exposure to changes in the exchange rates of major currencies against the pound sterling (because a substantial portion of its revenues are derived and costs incurred outside of the UK), the general level of advertising expenditures in our markets referred to above and the overall level of economic activity in the Group's major markets as discussed above. Our ability to reduce our fixed cost base in the short term is limited and therefore our trading performance can be significantly affected by variations in the level of its revenues.


                                   THE COMPANY


         We are a global marketing communications group comprising:

         o Bates Worldwide, one of the largest advertising and marketing communications networks in the world;

         o Scholz & Friends, the largest multinational advertising network headquartered in Germany;

         o an 80 percent shareholding in Diamond Ad Ltd, a South Korean advertising and marketing communication agency;

         o the Healthworld Corporation, an international communications and contract sales marketing business specializing in healthcare;

         o a 50 percent shareholding in Zenith Media Worldwide, a global specialist media services and planning agency;

         o    a  30   percent   shareholding   in  The   Facilities   Group,   a
              pre-production agency; and

         o Lighthouse Global Network, Inc. an international communications and marketing business.

         In December 1999, we acquired 80 percent of Diamond Ad, a leading advertising agency in South Korea. Diamond Ad was previously the in-house agency for Hyundai Group, and Hyundai have retained a 20 percent interest in Diamond Ad.

         In March 2000, we completed the acquisition of the Healthworld Corporation, which we may refer to as Healthworld, one of the world's largest healthcare marketing agencies. Healthworld provides multinational pharmaceutical clients with a wide range of communication services including advertising and promotion, medical education, contract sales, direct marketing, market research and interactive services. Healthworld has become a new division of Bates Worldwide.

         Also in March 2000, we consolidated our interactive businesses into a new global brand named CCG.XM. CCG.XM offers clients digital marketing and e-commerce consulting services and operates 12 offices worldwide.

         In September 2000, we completed the acquisition of Lighthouse Global Network, Inc., which we may refer to as Lighthouse, an international communications and marketing business with 36 offices in six countries and approximately 1,100 employees worldwide. Lighthouse is organized around three global operating platforms: Design Branding, Business Communications and Marketing Services. The Design Branding group specializes in product design, brand identity and management, packaging and interactive development. The Business Communications group provides a range of financial communications, including investor relations, transaction communications, online, external and internal communications. The Marketing Services business provides clients with sales promotion, direct and database marketing, interactive marketing, sports marketing and event management services.

         Our principal corporate offices are located at 121-141 Westbourne Terrace, London W2 6JR, England, telephone number 011-44-207-262-4343. Information about us can be found on our website, www.ccgww.com. The website is not a part of the prospectus.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the Shares by the selling shareholders.


                            THE SELLING SHAREHOLDERS

         The following table sets forth the number of Shares beneficially owned by the selling shareholders as of the date of this prospectus. In calculating the number of shares beneficially owned by each selling shareholder after the offering, we have assumed that the selling shareholders will sell all of the Shares registered under the registration statement of which this prospectus is a part. The selling shareholders may sell all or any part of their shares registered under the registration statement.

         The number and percentage of shares beneficially owned by each shareholder is determined under rules promulgated by the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares deemed outstanding includes shares issuable upon exercise of options held by the respective selling shareholders which may be exercised within 60 days of September 13, 2000 and for purposes of calculating each selling shareholder's percentage ownership, stock options exercisable within 60 days of September 13, 2000.

         Percentage of beneficial ownership is based on 356,859,888 ordinary shares outstanding as of September 11, 2000.

         Share numbers are estimated, as the selling shareholders or their transferees or distributees may sell all or any part of the shares pursuant to the offering.

                                     Shares Beneficially          Shares Being           Shares Beneficially
Name                               Owned Prior to Offering          Offered             Owned After Offering
----                               -----------------------          -------             --------------------
                                     Number       Percentage                         Number (1)      Percentage
                                     ------       ----------                         ----------      ----------
Martin Beck (2)                     659,704           *             650,623            9,081              *
Ross Christianson (3)               192,519           *             189,289            3,230              *
Timothy Donmoyer (4)               1,692,636          *            1,662,189           30,447             *
Craig J. Duchossois                 267,979           *             264,636            3,343              *
Revocable Trust UAD 9/11/89
No. 3553663949 (5)
Fantastic Sports Merchandise,        98,810           *              96,930            1,880              *
Inc. (6)
Fantastic Sports Travel, Inc.        76,429           *              74,975            1,454              *
(7)
Andrew Filipowski (8)               267,619           *             264,276            3,343              *
Frontenac Masters VII               804,349           *             794,319            10,030             *
Limited Partnership (9)(37)
Frontenac VII Limited              16,073,224        4.50          15,872,789         200,435             *
Partnership (10)(37)
Gerald E. Graunke and Grace F.      134,069           *             132,397            1,672              *
Graunke as Co-Trustees of the
Graunke Family Trust dated
3/19/99 (11)
Terence M. Graunke                 2,279,613          *             2,254532         25,080.64            *
(11)(12)(18)(33)
GTCR Associates VI, L.P.             82,381           *              81354             1,027              *
(13)(38)
GTCR VI Executive Fund, L.P.        260,848           *             257,595            3,253              *
(14)(38)
GTCR Fund VI, L.P. (15)(38)        36,385,397       10.19          35,931,648         453,749             *
Kathleen Johnston (16)              241,121           *             237,891            3,230              *
Amy LaBan (17)                      192,519           *             189,289            3,230              *
Lake Creek Research, LLC (18)      7,550,874         2.11          7,407,222          143,652             *
Victoria Leavitt (19)               770,321           *             757,401            12,920             *
Peter Mason (20)                    133,991           *             132,319            1,672              *
John McCartney (21)                 268,162           *             264,819            3,343              *
MKW Partners, L.P. (22)            1,340,192          *            1,323,475           16,717             *
Alfred W. Mort (23)                  56,319           *              55,247            1,072              *
Northwestern University (24)         13,678           *              13,511             167               *
Deborah Olinger (25)                192,519           *             189,289            3,230              *
Propose One (BVI) Limited (26)      125,847           *             123,453            2,394              *
The Scott Life Interest             503,391           *             493,814            9,577              *
Trust,  Heather Goldstein
Scott, Trustee (27)
Mark Scott (28)                     182,064           *             180,392            1,672              *
Seaview Holdings LLC (29)           535,901           *             529,214            6,687              *
Secure One (BVI) Limited (30)       125,847           *             123,453            2,394              *
Michael Seedman (31)                267,865           *             264,522            3,343              *
Stosik Investment Partners (32)     100,678           *              98,763            1,915              *
T&S Management, L.P. (33)           439,175           *             430,820            8,355              *
Daniel Wilhelm (34)                 263,761           *             259,610            4,151              *
Paul Yovovich (35)                  687,012           *             677,452            9,560              *
Julian Hanson Smith (36)            927,532           *             927,532              0                *

--------------------
*Represents beneficial ownership of less than 1% of outstanding ordinary shares.

(1) Assumes that the selling shareholders sell or otherwise dispose of all the Shares covered by this prospectus other than those put in trust on behalf of each selling shareholder and that the selling shareholders do not acquire any additional Shares.

(2) Includes 9,081 shares held in trust for the benefit of the selling shareholder. Mr. Beck was the Chief Executive Officer and a Director of Lighthouse from August 1999 to February 2000.

(3) Includes 3,230 shares held in trust for the benefit of the selling shareholder. Mr. Christianson was a Vice President of Lighthouse from November 1998 until September 2000.

(4) Includes 30,447 shares held in trust for the benefit of the selling shareholder. Mr. Donmoyer has been the Chief Financial Officer of Lighthouse since June 1999.

(5) Includes 3,343 shares held in trust for the benefit of the selling shareholder.

(6) Includes 1,880 shares held in trust for the benefit of the selling shareholder. Fantastic Sports Merchandise, Inc. is a subsidiary of Lighthouse.

(7) Includes 1,454 shares held in trust for the benefit of the selling shareholder. Fantastic Sports Travel, Inc. is a subsidiary of Lighthouse.

(8) Includes 3,343 shares held in trust for the benefit of the selling shareholder.

(9) Includes 10,030 shares held in trust for the benefit of the selling shareholder.

(10) Includes 200,435 shares held in trust for the benefit of the selling shareholder.

(11) Includes 1,672 shares held in trust for the benefit of the selling shareholder. Terence M. Graunke, a selling shareholder, is one of the beneficiaries of the Graunke Family Trust dated 3/19/99.

(12) Includes 25,081 shares held in trust for the benefit of the selling shareholder. Mr. Graunke was the Chairman of the Board of Directors of Lighthouse from September 1998 until September 2000 and its Chief Executive Officer from September 1998 to August 1999 and February 2000 until September 2000. Mr. Graunke was also the beneficial owner of more than 5% of the outstanding shares of Lighthouse, prior to September 6, 2000 when Lighthouse became one of our wholly owned subsidiaries.

(13) Includes 1,027 shares held in trust for the benefit of the selling shareholder.

(14) Includes 3,253 shares held in trust for the benefit of the selling shareholder.

(15) Includes 453,749 shares held in trust for the benefit of the selling shareholder.

(16) Includes 3,230 shares held in trust for the benefit of the selling shareholder. Ms. Johnston was a Vice President of Lighthouse from March 1999 until September 2000.

(17) Includes 3,230 shares held in trust for the benefit of the selling shareholder. Ms. LaBan was a Vice President of Lighthouse from September 1998 until September 2000.

(18) Includes 143,652 shares held in trust for the benefit of the selling shareholder. Terence M. Graunke, a selling shareholder holds 99% of the membership interests of Lake Creek Research LLC. Prior to September 6, 2000, when Lighthouse was merged with and into one of our wholly-owned subsidiaries, Lake Creek Research LLC owned approximately 14.58% of the issued and outstanding shares of common stock of Lighthouse.

(19)  Includes  12,920  shares  held in trust  for the  benefit  of the  selling
      shareholder.   Ms.  Leavitt  has  been  an  Executive  Vice  President  of
      Lighthouse since October 1998.

(20) Includes 1,672 shares held in trust for the benefit of the selling shareholder.

(21) Includes 3,343 shares held in trust for the benefit of the selling shareholder.

(22) Includes 16,717 shares held in trust for the benefit of the selling shareholder.

(23) Includes 1,071 shares held in trust for the benefit of the selling shareholder. Mr. Mort was the President of Communicator Sports and Entertainment, Inc., a subsidiary of Lighthouse, from March 1999 to May 2000.

(24) Includes 167 shares held in trust for the benefit of the selling shareholder.

(25) Includes 3,230 shares held in trust for the benefit of the selling shareholder. Ms. Olinger was a Vice President of Lighthouse from September 1999 until September 2000.

(26) Includes 2,394 shares held in trust for the benefit of the selling shareholder. Shares held by Propose One (BVI) Limited are held for the benefit of a former Managing Director of Communicator Worldwide, one of Lighthouse's subsidiaries in the United Kingdom.

(27) Includes 9,577 shares held in trust for the benefit of the selling shareholder. Mr. Mark Scott, a selling shareholder is the beneficiary of The Scott Life Interest Trust.

(28) Includes 1,672 shares held in trust for the benefit of the selling shareholder. Mr. Scott was a Vice President of Lighthouse from March 1999 to September 2000.

(29) Includes 6,687 shares held in trust for the benefit of the selling shareholder.

(30) Includes 2,394 shares held in trust for the benefit of the selling shareholder. Shares held by Secure One (BVI) Limited are held for the benefit of a former Managing Director of Communicator Worldwide, one of Lighthouse's subsidiaries in the United Kingdom.

(31) Includes 3,343 shares held in trust for the benefit of the selling shareholder.

(32) Includes 1,915 shares held in trust for the benefit of the selling shareholder. Stosik Investment Partners is holding the Shares for the benefit of the former owners of Sports Producers Hawaii, now known as Communicator Sports & Events, Inc., which Lighthouse acquired in July 1999.

(33) Includes 8,355 shares held in trust for the benefit of the selling shareholder. Terence M. Graunke, a selling shareholder is the General Partner of T&S Management, L.P.

(34) Includes 4,151 shares held in trust for the benefit of the selling shareholder. Mr. Wilhelm was a Senior Vice President of Lighthouse from September 1998 to December 1999.

(35) Includes 9,560 shares held in trust for the benefit of the selling shareholder. Mr. Yovovich was a Director of Lighthouse from September 1998 to September 2000.

(36) Mr. Hanson-Smith has been the Chief Operating Officer of Lighthouse since January 2000. The shares beneficially owned by him prior to the offering includes 781,725 ordinary shares issuable upon exercise of exercisable stock options.

(37) Frontenac Company VII, L.L.C. is the General Partner of Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership. Prior to September 6, 2000, when Lighthouse was merged with and into one of our wholly-owned subsidiaries, Frontenac VII Limited Partnership and Frontenac Masters VII Limited Partnership owned in the aggregate approximately 21.36% of the issued and outstanding shares of common stock of Lighthouse.

(38) GTCR Partners VI, L.P. is the General Partner of each of GTCR Associates VI, L.P., GTCR Executive Fund, L.P. and GTCR Fund VI, L.P. Prior to September 6, 2000, when Lighthouse was merged with and into one of our wholly-owned subsidiaries, GTCR Associates VI, L.P., GTCR Executive Fund, L.P. and GTCR Fund VI, L.P. owned in the aggregate approximately 46.50% of the issued and outstanding shares of common stock of Lighthouse.

         The selling shareholders acquired the Shares being offered by this prospectus pursuant to an Agreement and Plan of Merger, dated July 4, 2000, as amended September 5, 2000, among us, Lighthouse Acquisition, Inc. and
Lighthouse, which we may refer to as the Merger Agreement. The selling shareholders also may have acquired some of the Shares being offered by this prospectus upon exercise of options.

         Except as described in this prospectus, the selling shareholders have not had a material relationship with us or any of our affiliates within the past three years.


                              PLAN OF DISTRIBUTION

Who may sell the Shares and applicable restrictions

         We will not receive any of the proceeds from the sale of the Shares. The selling shareholders will be offering and selling all Shares offered and sold under this prospectus.

         The selling shareholders may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. The selling shareholders and any broker-dealer or agent that act in connection with the sale of the Shares might be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, and any commissions received by the broker-dealer or agent and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         The selling shareholders may sell all or any part of the Shares offered by this prospectus through an underwriter. To our knowledge, the selling shareholders have not entered into any agreement with a prospective underwriter. If we are notified that the selling shareholders have entered or are entering into an agreement with a prospective underwriter, the relevant details will be set forth in a supplement to this prospectus. The selling shareholders, however, have agreed to sell their shares in a coordinated marketing effort known as a book build, as described below.

         To comply with the securities laws of certain jurisdictions, the Shares offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

Manner of sales

         The selling shareholders will act independently of us in making decisions with respect to the manner and size of each sale. The selling shareholders may sell the Shares from time to time in one or more of the following types of transactions (which may include block transactions):

         o on the New York Stock Exchange, Inc. (assuming the Shares are deposited with the Depositary and the selling shareholders are issued our American Depositary Receipts);

         o    on the London Stock Exchange plc;

         o    in privately negotiated transactions;

         o by selling to a broker or dealer as principal and resale by the broker or dealer for its own account;

         o through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions;

         o in block transactions to market makers or other purchasers at a price per share which may be below the then prevailing market price;

         o    through put or call options transactions relating to the Shares;

         o    through short sales of the Shares; or

         o    through a combination of the above methods of sale.

         The sale price of the Shares may be the market price of our ordinary shares prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling shareholders determine from time to time. The selling shareholders have the sole discretion not to accept any purchase offer or make any sale of Shares they deem the purchase price to be unsatisfactory at any particular time.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of Shares covered by this prospectus may be limited in its ability to engage in market activities with respect to such Shares. The selling shareholders, for example, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including Rule 10b-5 and Regulation M. Regulation M may restrict certain activities of the selling shareholders and limit the timing of purchases and sales of any Shares by the selling shareholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

         The selling shareholders may elect once, during a period beginning September 7 and ending November 24, 2000, to sell the Shares they beneficially own through a coordinated marketing operation known as a book build. The selling shareholders may instruct UBS Warburg to use its reasonable efforts to arrange for the sale of up to 100% of the Shares beneficially owned by the selling shareholders through the book build, provided that UBS Warburg is able to maintain an orderly trading market for the Shares. Any election by the selling shareholders to dispose of Shares beneficially owned by them must involve the sale of at least 7.5 million shares. After June 7, 2001, the selling shareholders may make one additional election to sell their Shares through a book build on the terms outlined in the preceeding sentence.

         During the period beginning September 6, 2000 and ending December 6, 2001, the selling shareholders also have a right to participate in any book build conducted on behalf of any person other than the selling shareholders.

         Except for the Shares which may be sold in a book build as described above and for market transactions relating to a maximum of 7.5 million Shares prior to the book build, specified selling shareholders holding in the aggregate 17.8% of our issued share capital, have agreed not to sell any of their Shares until June 7, 2001.

Registration rights of the selling shareholders

         We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until the earlier to occur of
(1) September 6, 2002 or (2) such time as all of the Shares have been sold.

Suspension of this offering

         Under the terms of the Merger Agreement, we may require the selling shareholders to suspend the availability of this prospectus and not to effect any sales of Shares if we notify the selling shareholders of such a suspension.

Prospectus delivery

         Because the selling shareholders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. At any time a particular offer of the Shares is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

         o the name of the selling shareholders and of any participating underwriters, broker-dealers or agents;

         o    the aggregate amount of securities being offered;

         o the price at which the Shares were sold and other material terms of the offering;

         o any discounts, commissions, concessions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

         o    that  the  participating   broker-dealers   did  not  conduct  any
              investigation to verify the information in this prospectus or incorporated in this prospectus by reference.

The prospectus supplement or a post-effective amendment will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Shares.

Indemnification

         We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Fees and expenses

         We have agreed to pay all costs, expenses and fees in connection with the registration of the Shares. The selling shareholders will pay all underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to the Shares.


                                  LEGAL MATTERS

         The validity of the Shares offered hereby will be passed upon by Macfarlanes, our English counsel.


                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 1999 have been so incorporated in reliance on the report of KPMG Audit Plc, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Diamond Ad Ltd incorporated by reference in this prospectus that are contained in the Form 6-K filed with the SEC on September 25, 2000 for the year ended June 30, 1999 have been audited by KPMG San Tong Corp., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The financial statements of Financial Dynamics Holdings Ltd and its subsidiary, Financial Dynamics Limited, incorporated by reference in this prospectus that are contained in the Form 6-K filed with the SEC on September 25, 2000 for the year ended December 31, 1998 have been audited by KPMG, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The financial statements of Lighthouse Global Network, Inc. and subsidiaries as of December 31, 1999 and 1998, and for the year ended December 31, 1999 and for the period from September 4, 1998 (commencement of operations) through December 31, 1998, incorporated by reference in this prospectus and elsewhere in this registration statement that are contained in the Form 6-K filed with the SEC on September 25, 2000 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

         The financial statements of Morgen Walke Associates, Inc. and subsidiaries incorporated by reference in this prospectus that are contained in the Form 6-K filed with the SEC on September 25, 2000 for the year ended December 31, 1999 have been audited by KPMG LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         Ernst & Young, independent auditors, have audited the consolidated financial statements of Fitch plc included in our report on the Form 6-K filed with the SEC on September 25, 2000, as set forth in their report, which is incorporated by reference in this prospectus. These financial statements are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.

         The financial statements of Healthworld Corporation and subsidiaries incorporated by reference in this prospectus that are contained in the Form 6-K filed with the SEC on September 25, 2000 for the two years ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, and therefore we file reports and other information with the SEC as a foreign private issuer. You may read and copy these reports and other information at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains a home page on the Internet (http://www.sec.gov) that contains certain reports and other information we file.

         We furnish to The Bank, of New York as Depositary under our Deposit Agreement, dated as of November 15, 1983, as amended and restated as of April 1, 1991, as amended as of July 16, 1991, and as further amended as of December 10, 1997, with The Bank of New York, copies of all reports required to be filed by us with the SEC under the Exchange Act, including our annual reports in English containing a brief description of our operations and our audited annual consolidated financial statements prepared in accordance with generally accepted accounting principles in the United Kingdom and Regulation S-X of the SEC.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act (including reports on Form 6-K, if we identify in those reports that they are being incorporated by reference in this prospectus) prior to the sale of all the Shares covered by this prospectus.

         o    Annual Report on Form 20-F for the year ended December 31, 1999.

         o    The   description  of  our  Ordinary   Shares   contained  in  our
              Registration Statement on Form 8-A filed with the SEC on December 3, 1987.

         o Our unaudited interim financial statements for the six months ended June 30, 2000 contained in a Form 6-K filed with the SEC on September 12, 2000.

         o Our condensed consolidated pro forma financial statements for the six months ended June 30, 2000 and the year ended December 31, 1999, contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Financial statements for Diamond Ad Ltd. for the year ended June 30, 1999, contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Financial statements for Financial Dynamics Limited for the year ended December 31, 1998, contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Consolidated financial statements for Financial Dynamics Holdings Limited for the year ended December 31, 1998 and unaudited consolidated financial statements for the seven month period ended July 31, 1999, contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Consolidated financial statements for Lighthouse and its subsidiaries as of December 31, 1999 and 1998, and for the year ended December 31, 1999, and for the period from September 4, 1998 (commencement of operations) to December 31, 1998 contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Unaudited consolidated financial statements for Lighthouse and its subsidiaries for the periods ending June 30, 2000 and June 30, 1999 contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Audited consolidated balance sheets of Healthworld Corporation and subsidiaries as of December 31, 1998 and 1999, and related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the three years then ended, contained in the Form 6-K filed with the SEC on September 25, 2000.

         o Consolidated financial statements for Fitch plc and subsidiaries for the year ended December 31, 1998 contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Unaudited consolidated financial statements for Fitch plc and subsidiaries for the three months ended March 31, 1999 contained in a Form 6-K filed with the SEC on September 25, 2000.

         o Consolidated financial statements for Morgen Walke Associates Inc. and its subsidiaries for the year ended December 31, 1999, contained in a Form 6-K filed with the SEC on September 25, 2000.

         You may request a copy of these filings, at no cost, by writing or telephoning us. Any requests should be directed to:

                        Cordiant Communications Group plc
                           121-141 Westbourne Terrace
                          London W2 6JR United Kingdom
                             Web site: www.ccgww.com
                              Attn: Rebecca Taylor
                            Tel: 011-44-207-262-4343

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

         As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act prescribing the content of proxy statements. Additionally, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing financial statements certified by independent public accountants.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

         SEC Registration fee........................................$ 98,709.51
         Legal fees and expenses.....................................  41,744.00
         Accounting fees and expenses................................ 112,640.00
         NYSE Listing Fee............................................          0
         Miscellaneous...............................................          0
                 Total...............................................$253,093.51

* All amounts are estimated except for the SEC Registration Fee.

Item 15. Indemnification of Directors and Officers.

         Except as set forth below, there is no provision in our Memorandum or Articles of Association, or any contract, arrangement or statute under which any controlling person, director or officers of CCG is issued or indemnified in any manner against any liability that he may incur in his capacity as director or officer.

Section 310 of the Companies Act 1985 of Great Britain provides:

"(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company."

"(2) Except as provided by the following subsection, any such provision is void."

"(3)     This section does not prevent a company

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

         (b) from indemnifying any such officer or auditor against any liability incurred by him

                  (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

                  (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

Section 727 of the Companies Act 1985 of Great Britain provides:

"(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit."

"(2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought."

"(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Article 156 of our Articles of Association provides:

         "Subject to the provisions of The Companies Act 1985, and every statutory modification or re-enactment thereof for the time being in force and every other Act or statutory instrument for the time being in force concerning limited companies and affecting the Company (including, without limitation, Part V of the Criminal Justice Act 1993 and the Companies Consolidation (Consequential Provisions) Act 1985), every President, Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto. The Directors may purchase and maintain insurance for the benefit of any Director or other officer or auditor to the extent permitted by the statutes described above."

         We maintain directors' and officers' liability insurance which provides for payments on behalf of the directors and officers of all their losses, other than matters uninsurable under the law, arising from claims, including claims arising under the Securities Act of 1933, for acts or omissions by our directors and officers while acting as directors or officers of CCG.


Item 16. Exhibits.


     Exhibit No.                                Description
        2.1 Agreement and Plan of Merger dated as of July 4, 2000, between Cordiant Communications Group plc, Lighthouse Acquisition, Inc. and Lighthouse Global Network, Inc.

        2.2 Amendment No.1 to the Agreement and Plan of Merger, dated as of September 5, 2000, between Cordiant Communications Group plc, Lighthouse Acquisition, Inc. and Lighthouse Global Network, Inc.

        5                    Opinion of Macfarlanes.

        23.1                 Written consent of KPMG Audit Plc.

        23.2                 Written consent of KPMG San Tong Corp.

        23.3                 Written consent of KPMG LLP.

        23.4                 Written consent of KPMG.

        23.5                 Written consent of Arthur Andersen LLP.

        23.6                 Written consent of Arthur Andersen LLP.

        23.7                 Written consent of Ernst & Young.

        23.8 Written consent of Macfarlanes (included in their opinion filed as Exhibit 5 hereto).

        24 Power of Attorney (included on the signature page of this Registration Statement).

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (4) if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of CCG's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 25th day of September, 2000.

                                     Cordiant Communications Group plc


                                     By: /s/ Arthur D'Angelo
                                        ----------------------------------------
                                        Arthur D'Angelo
                                        Chief Financial Officer

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Michael Bungey and Arthur D'Angelo, jointly and severally, as attorneys-in-fact, each with power of substitution, for such person in any and all capacities, to sign this Registration Statement or any amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                  Title                                    Date
               ---------                                  -----                                    ----

-----------------------------------       Executive Chairman                                September 25 , 2000
Charles Thomas Scott


/s/ Michael Bungey                        Director and Chief Executive Officer              September 25, 2000
-----------------------------------
Michael Bungey


/s/ Arthur D'Angelo                       Finance Director                                  September 25, 2000
------------------------------------
Arthur D'Angelo


/s/ Jean de Yturbe                        Director, Group President, Bates                  September 25, 2000
-----------------------------------       Worldwide
Jean de Yturbe


                                          Non-Executive Director                            September 25, 2000
-----------------------------------
John Dudley Fishburn


                                          Non-Executive Director                            September 15, 2000
-----------------------------------
Professor Theodore Levitt


/s/ Peter Martin Schoning                 Director, Chairman and Chief                      September 25, 2000
-----------------------------------       Executive Officer, Scholz & Friends
Peter Martin Schoning


                                          Director,  Group President, Bates                 September 25, 2000
-----------------------------------       Worldwide
Ian Lindsay Smith


/s/ Rolf Wilhelm Heinrich Stomberg        Non-Executive Director                            September 25, 2000
-----------------------------------
Doctor Rolf Wilhelm Heinrich Stomberg


/s/ John Michael Tyrrell                  Non-Executive Director                            September 25, 2000
----------------------------------
John Michael Tyrrell


/s/ William James Whitehead               Director,  Group President, Bates                 September 25, 2000
------------------------------            Worldwide
William James Whitehead


/s/ Michael J. Kopcsak                    Authorized Representative in the                  September 25, 2000
----------------------------------        United States
Michael J. Kopcsak

                                  EXHIBIT INDEX


Exhibit No.                                   Description
   2.1 Agreement and Plan of Merger dated as of July 4, 2000 between Cordiant Communications Group plc, Lighthouse Acquisition, Inc. and Lighthouse Global Network, Inc.

   2.2 Amendment No.1 to the Agreement and Plan of Merger, dated as of September 5, 2000, between Cordiant Communications Group plc, Lighthouse Acquisition, Inc. and Lighthouse Global Network, Inc.

   5                   Opinion of Macfarlanes.

   23.1                Written consent of KPMG Audit Plc.

   23.2                Written consent of KPMG San Tong Corp.

   23.3                Written consent of KPMG LLP.

   23.4                Written consent of KPMG.

   23.5                Written consent of Arthur Andersen LLP.

   23.6                Written consent of Arthur Andersen LLP.

   23.7                Written consent of Ernst & Young.

   23.8 Written consent of Macfarlanes (included in their opinion filed as Exhibit 5 hereto).

   24 Power of Attorney (included on the signature page of this Registration Statement).